Exhibit 10.1

AMENDMENT TO CREDIT AGREEMENT AND NOTE

                This Amendment (“Amendment”) to the September 27, 1999 Credit Agreement between K-TEL INTERNATIONAL, INC., a Minnesota corporation with offices located at 5555 Pioneer Creek Drive, Maple Plain, Minnesota  55359 (the “Borrower”) and K-5 LEISURE PRODUCTS, INC., a Nevada corporation with offices located at 220 Saulteaux Crescent, Winnipeg, Canada (the “Lender”) and the $8,000,000 Promissory Note from the Borrower to the Lender dated September 27, 1999 (the “Note”) is made as of February 12, 2002.

RECITALS

                The Borrower and the Lender desire to amend the Agreement and Note as provided in this Amendment.

                NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower and the Lender agree as follows:

                                                1.                                       Definitions.  Unless otherwise defined herein, capitalized terms used herein shall have the meanings given to them in the Agreement.

                                                2.                                       Amendment to Agreement.

                                                                                                a.                                       The definition of Guaranty is amended to include K-Tel Entertainment, Inc. as a Guarantor on the Guaranty.

                                                                                                b.                                      Section 1.10 is amended by replacing “November 20, 2001” with “July 20, 2005.”

                                                3.                                       Amendment to Note.   The Note is amended by extending the maturity date to July 20, 2005.

                                                4.                                       Default Acknowledgment.

                                                                                                a.                                       The parties acknowledge that the Borrower is in default under Section 8.1.D. of the Agreement because an Event of Default has occurred under the Foothill Agreement.

                                                                                                b.                                      The parties acknowledge and agree that to the extent the Borrower has any claims against the Lender due to or relating to the Borrower’s non-compliance or defaults of any terms of the Loan Agreement and Amendments which occurred prior to the date of this Agreement, the Borrower releases the Lender from any and all such claims.

                                                5.                                       Security.  The Borrower and the Lender confirm that the Borrower’s obligations under the Agreement (including this Amendment) and the Note are secured by the Security Agreement and the Stock Security Agreement, as defined in the Agreement.

                                                6.                                       Borrower’s Warranties.  The Borrower warrants that:  (1) each representation, warranty and covenant made by it in the Agreement, is true and correct on the date hereof with the same effect as if made on such date; and (2) as of the date hereof it is not in default under the Agreement or the Notes, nor has any event occurred which with notice or lapse of time or both would result in such a default.

                                                7.                                       Waiver.  Notwithstanding any provision of this Agreement to the contrary, no provision of this Agreement is intended, or shall be construed, to be a waiver by the Lender of any rights or remedies that the Lender may have due to the occurrence of any default under the Agreement or the Note that may have occurred heretofore or which may occur hereafter.

                                                8.                                       Borrower’s Representations.  The Borrower hereby represents and warrants that (a) as of the date hereof, the Borrower has no defenses or rights of setoff against the enforcement by the Lender of the Borrower’s obligations under the Agreement or the Note, (b) no events have occurred which, with the giving of notice or passage of time, or both, would entitle the Borrower to any such defenses or rights of setoff, and (c) the parties executing this Amendment on behalf of the Borrower are duly authorized and empowered to do so.

                                                9.                                       Interpretation.  This Amendment shall be construed with and as part of the Agreement.  In the event of any conflict between the terms of the Agreement and this Amendment, the terms of this Agreement shall be deemed to supersede and control.

                                                10.                                 Incorporation of Terms.  The parties agree that except as specifically modified by this Amendment, all of the terms and conditions of the Agreement and all documents related thereto shall remain in full force and effect.

                                                IN WITNESS WHEREOF, this Amendment has been executed as of the day and year first above written.

K-TEL INTERNATIONAL, INC.

By	/s/ Dennis Ward
Its	Chief Financial Officer

K-5 LEISURE PRODUCTS, INC.

By	/s/ Philip Kives
Its	President